Exhibit 99.1

NANOGEN AND EPOCH BIOSCIENCES AGREE TO MERGE

NANOGEN TO INCORPORATE EPOCH’S OPERATIONS AND COMPLEMENTARY

PRODUCTS FOR GENOMIC ANALYSIS

SAN DIEGO, CA and BOTHELL, WA (September 7, 2004) – Nanogen, Inc. (Nasdaq: NGEN), a developer of advanced in vitro diagnostic products, and Epoch Biosciences, Inc. (Nasdaq: EBIO), a provider of proprietary products that accelerate genomic analysis, announced today the signing of a definitive agreement to merge Epoch into Nanogen in an all-stock transaction. Epoch has a variety of products that are complementary to Nanogen’s, and the merger will expand Nanogen’s reach in the rapidly growing clinical lab and research markets.

The companies serve many of the same customers and both market in vitro diagnostic products that provide physicians information to predict, diagnose and treat disease. Epoch has developed advanced technologies that it incorporates in its MGB Eclipse™ Probe System, which consists of reagents and software for improving all types of molecular analyses, including gene expression, SNP (single nucleotide polymorphism) and mutation detection, and identification of infectious organisms. Nanogen has begun incorporating Epoch’s technology into its own assays. Epoch has several product offerings for molecular research and diagnostic applications, including research reagents and services for real-time PCR (polymerase chain reaction) that offer a high degree of accuracy and ease of use. In July, Epoch launched 21 MGB Eclipse™ Detection Reagents, real-time Analyte Specific Reagents (ASRs) for the molecular diagnosis of infectious and genetic diseases and cancer. The real-time ASRs are complementary to the NanoChip® Molecular Biology Workstation, which accomplishes more complex analysis of multiple markers.

“The merger with Epoch will broaden Nanogen’s product offerings to research institutions and clinical reference labs and allow us to further leverage our existing sales and marketing infrastructure. By adding Epoch’s high-quality products, we expect to increase our productivity, expand our customer reach and significantly grow revenue,” said Howard Birndorf, Nanogen chairman and chief executive officer. “Operating synergies between the two companies are clear and we expect that Epoch will generate a positive cash flow contribution to our business.”

“Merging Epoch into Nanogen creates a diversified line of research and diagnostic products that should see faster adoption given Nanogen’s established infrastructure and capital resources,” said William G. Gerber, M.D., Epoch Biosciences chief executive officer. “As part of its evolution to a product company, Epoch has been more aggressively pursuing a direct sales strategy in research and, more recently, diagnostics. The merger is a decisive way to accelerate this objective, giving us immediate access to a knowledgeable and well-integrated marketing and sales organization with an established customer base.”

Under terms of the merger, Nanogen has agreed to an offer price of $2.00 per Epoch share, representing a 30% premium over the average closing price of Epoch’s shares for the 20 trading days ending on September 1, 2004. Epoch shareholders will receive a number of Nanogen shares based on an exchange ratio determined by dividing the offer price of $2.00 per share by Nanogen’s issue price as calculated at closing. Nanogen’s issue price will be calculated based on the average closing price of Nanogen’s shares for the 20 trading days ending on and including the third trading day prior to the closing. The companies have agreed that the exchange ratio will not be less than 0.4673 nor exceed 0.6329 of one Nanogen share. There are approximately 29 million Epoch shares and share equivalents outstanding. The directors of both companies and certain other stockholders of Epoch have signed an agreement to vote in favor of the transaction, which is expected to be tax-free to Epoch stockholders. The transaction is subject to approval by Nanogen and Epoch stockholders and other customary closing conditions. The merger is expected to close by the end of 2004.

Epoch markets its products worldwide directly to end-users and through distributors in the research, clinical diagnostic, and industrial markets. It licenses its technologies to leading companies such as Applied Biosystems, Celera Diagnostics and QIAGEN for incorporation into their products. Epoch collaborates with ARUP Laboratories to develop MGB Eclipse™ Detection Reagents for the diagnosis of infectious diseases. Specialty Laboratories applies Epoch’s technology to determine whether abnormal cells remain in an individual’s bloodstream following therapy to eradicate leukemia. The National Cancer Institute’s Cancer Genome Anatomy Project selected the MGB Eclipse™ by Design service to provide researchers validated genotyping assays to identify the SNPs listed in the SNP500 Cancer database.

Epoch recorded revenues for the six months ended June 30, 2004 of $3.9 million and an operating loss of $1.4 million. The company recorded total revenues of $8.9 million in 2003. At June 30, 2004, Epoch had unrestricted cash and cash equivalents of $9.2 million.

Upon closing the transaction, Nanogen intends to retain Epoch’s research and development capabilities and reagent manufacturing operations in Bothell, Washington. Administration, marketing and sales will be merged into Nanogen’s existing operations in San Diego, California.

Seven Hills Partners LLC acted as financial advisor to Nanogen in this transaction. Molecular Securities Inc. acted as financial advisor to Epoch Biosciences.

A document addressing “Frequently Asked Questions” regarding this agreement can be found on Nanogen’s website at www.nanogen.com and on Epoch’s website at www.epochbio.com under “Press Releases.”

About Nanogen, Inc. (Pre-Merger)

Nanogen develops advanced in vitro diagnostics to provide physicians and patients worldwide with sophisticated information to predict, diagnose and treat disease. Research and clinical reference labs use the highly accurate and reliable NanoChip® Molecular Biology Workstation and NanoChip® Electronic Microarray to develop tests to detect genetic mutations associated with a variety of diseases, such as cystic fibrosis, Alzheimer’s and cardiovascular disease. Nanogen’s subsidiary SynX offers a line of point-of-care antibody-based diagnostic tests and is building expertise in cardiac related health conditions. Nanogen’s ten years of pioneering research involving nanotechnology may also have future applications in medical diagnostics, biowarfare and other industries. For additional information please visit Nanogen’s website at www.nanogen.com.

About Epoch Biosciences, Inc. (Pre-Merger)

Epoch Biosciences, Inc. develops and sells proprietary products with commercial applications in the genomics and molecular diagnostics fields. Epoch’s technology has numerous applications including the detection of inherited diseases, single nucleotide polymorphisms (SNPs) to identify individuals at risk for disease or adverse drug reactions, and gene expression measurement. The company’s chemical reagents enhance the performance of genetic analysis procedures, and are compatible with the majority of DNA analysis systems currently employed or under development for research and diagnostic use. The company has an established presence in the research market through licenses to leading genomics companies, global distribution agreements and direct sales to end-users. Epoch also participates in the industrial/bioterrorism sectors and has entered the diagnostics market. Information about Epoch is available at www.epochbio.com.

Forward Looking Statement

This document contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about the consummation of the pending merger of Nanogen and Epoch, future financial and operating results of the combined company and benefits of the pending merger. Factors that could cause actual results to differ materially from those described herein include: (a) whether patents owned or licensed by Nanogen will be developed into products; (b) whether Nanogen’s NanoChip® System can be successfully further commercialized and whether other products under development by Nanogen and Epoch can be successfully developed and commercialized; and (c) both companies’ ability to obtain regulatory approvals for their products. Additional information relating to the uncertainty affecting the businesses of Nanogen and Epoch is contained in the respective filings of Nanogen and Epoch with the SEC. Neither Nanogen nor Epoch is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to the specific risks identified in the preceding paragraph, mergers involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the merger and the integration of acquired products, technologies and employees into Nanogen’s business and product offerings. Achieving the anticipated benefits of the pending merger will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.

Additional Information and Where to Find It

In connection with the merger of Nanogen, Inc. (“Nanogen”) and Epoch Biosciences (“Epoch”), Nanogen will file a registration statement on Form S-4, which will include a prospectus of Nanogen and a joint proxy statement for each of Nanogen’s and Epoch’s special stockholder meetings, with the Securities and Exchange Commission. Investors and security holders are advised to read the registration statement, prospectus and joint proxy statement when they become available because they will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the registration statement, prospectus and joint proxy statement (when available) and other documents filed by Nanogen and Epoch with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the registration statement, prospectus and joint proxy statement (when available) and other documents filed by Nanogen with the Securities and Exchange Commission may also be obtained from Nanogen by directing a request to Nanogen, Attention: Larry Respess, Secretary, 858-410-4600. Free copies of the joint proxy statement (when available) and other documents filed by Epoch with the Securities and Exchange Commission may also be obtained from Epoch by directing a request to Epoch, Attention: Bert Hogue, Chief Financial Officer, 425-482-5555.

Nanogen and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from Nanogen’s and Epoch’s stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a Schedule 14A filed with the SEC, and available free of charge at the SEC website and public reference rooms, and from the Nanogen corporate secretary.

Epoch and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from Epoch’s and Nanogen’s stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a Schedule 14A filed with the SEC, and available free of charge at the SEC website and public reference rooms, and from the Epoch corporate secretary.

Eclipse is a trademark of Epoch Biosciences, Inc.

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Nanogen Contacts:

David Ludvigson	Pam Lord, Atkins + Associates
President & CEO	Media & Investor Relations
858-410-4600	858-527-3494
dludvigson@nanogen.com	plord@irpr.com

Epoch Biosciences Contacts:

Bert W. Hogue, Epoch Biosciences	Jonathan Fassbert/Brian Korb
Chief Financial Officer	The Trout Group
425-482-5555	212-477-9007